Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form 20F of Concorde International Group Ltd (the “Company”), of our report dated May 15, 2025, with respect to our audit of the Company’s consolidated financial statements as of December 31, 2024, and for each of the two years in the period ended December 31, 2024.

/s/ Kreit and Chiu CPA LLP

New York, NY

May 12, 2026